UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report : September 30, 2009
(Date of earliest event reported)

SLC Student Loan Trust 2009-1
(Issuing Entity)

The Student Loan Corporation
(Exact Name of Sponsor as Specified in its Charter)

SLC Student Loan Receivables I, Inc.
(Exact Name of Registrant and Depositor as Specified in its Charter)

Delaware	333-141134-05	04-3598719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Washington Boulevard, 9th Floor Stamford, Connecticut 06901
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (203) 975-6320

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The Sub-Administration Agreement dated as of February 13, 2009 (the “Agreement”) between The Student Loan Corporation (“SLC”) and CitiMortgage, Inc. (“CMI”) has been terminated, effective as of September 30, 2009.  Both SLC and CMI are subsidiaries of Citigroup Inc.

SLC notified CMI on June 30, 2009 of its intent to terminate the Agreement pursuant to Section 3(a) of the Agreement, which allows for termination on the date which is ninety days following the date on which either party provides the other with prior notice in writing of its intent to terminate.  Pursuant to the Agreement, CMI performed certain of the administration agreement services that SLC, as administrator, was obligated to perform under the Administration Agreement, dated as of February 13, 2009, among SLC Student Loan Trust 2009-1, as issuer, SLC Student Loan Receivables I, Inc., as depositor, and SLC as servicer and administrator.  Services performed by CMI under the Agreement primarily included, among other things, preparing periodic distribution statements based on data received from the servicer, and directing the indenture administrator to make the required distributions from the trust accounts.

Pursuant to the Agreement, CMI hosted the website on which certain static pool performance data was posted.  CMI has agreed that it will either continue to host such static pool performance data on its website or redirect visitors to an SLC website on which such data will be provided, in each case until the fifth anniversary of the date on which such information was initially published.

Information concerning past and current LIBOR rates, any other applicable index, and the interest rates applicable to the notes has previously been available by registering on CMI’s website at http://www.citimortgagembs.com.  This information will now be available at SLC’s website at http://www.studentloan.com, by first clicking on “Investor Relations” and then clicking on “Asset Backed Securities”.

Compensation for the services performed by CMI under the Agreement was paid by SLC from its own funds.  On and after September 30, 2009, SLC, as administrator, will perform the administration agreement services that were performed by CMI under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLC Student Loan Trust 2009-1

Date: October 6, 2009 The Student Loan Corporation, as Servicer and on behalf of SLC Student Loan Trust 2009-1

By: /s/ Joseph P. Guage
Name: Joseph P. Guage
Title: Chief Accounting Officer